and any Director of the Company is authorized to execute the share certificate in pursuance of this resolution.

DATED as of the 27th day of March, 1997.

/s/ Donald S. Hicks                             /s/ Ken Z. Cai
-----------------------------                   -------------------------------
Donald S. Hicks                                 Ken Z. Cai


-----------------------------                   -------------------------------
John Pugsley                                    Kiana Delamare

/s/ Robin Dow
-----------------------------
Robin Dow

East Asia Corporate Services (Nominees) Ltd.    Essex Nominees Limited

Per:                                            Per:


-----------------------------                   -------------------------------

                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART) and any Director of the Company is authorized to execute the share certificate in pursuance of this resolution.

DATED as of the 27th day of March, 1997.

                                                /s/ Ken Z. Cai
-----------------------------                   -------------------------------
Donald S. Hicks                                 Ken Z. Cai

/s/ John A. Pugsley                             /s/ Kiana Delamare
-----------------------------                   -------------------------------
John Pugsley                                    Kiana Delamare

/s/ Robin Dow
-----------------------------
Robin Dow

East Asia Corporate Services (Nominees) Ltd.    Essex Nominees Limited

Per:                                            Per:


-----------------------------                   -------------------------------

                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART) and any Director of the Company is authorized to execute the share certificate in pursuance of this resolution.

DATED as of the 27th day of March, 1997.

                                                /s/ Ken Z. Cai
-----------------------------                   -------------------------------
Donald S. Hicks                                 Ken Z. Cai


-----------------------------                   -------------------------------
John Pugsley                                    Kiana Delamare

/s/ Robin Dow
-----------------------------
Robin Dow

East Asia Corporate Services (Nominees) Ltd.    Essex Nominees Limited

Per: For and on behalf of                       Per: For and on behalf of
     EAST ASIA CORPORATE SERVICES                    ESSEX NOMINEES LIMITED
     (NOMINEES) LTD.
/s/ [ILLEGIBLE]                                 /s/ [ILLEGIBLE]
-----------------------------                   -------------------------------
Authorized Signature(s)                         Authorized Signature(s)

                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART)

                    CONSENT RESOLUTIONS OF THE DIRECTORS OF

                        TRIPLE EIGHT MINERAL CORPORATION
                                (the "Company")

      The following Resolutions having been consented to in writing by all the Directors of the Company shall be deemed to have the same force and effect as if passed at a meeting of Directors duly called and properly constituted for the transaction of business:


WHEREAS:

A. Robin Dow has resigned as a Director and Officer of the Company effective March 27, 1997.


BE IT RESOLVED THAT:

1. The resignation of Robin Dow as a Director and Officer of the Company be accepted, and that effective the date of these resolutions, he shall no longer be a Director or Officer of the Company.


DATED AS OF the 27th day of March, 1997.



/s/ Donald S. Hicks                               /s/ Ken Z. Cai
--------------------------                        ---------------------------
Donald S. Hicks                                   Ken Z. Cai



--------------------------                        ---------------------------
John Pugsley                                      Kiana Delamare


Abstained from voting
--------------------------
Robin Dow


East Asia Corporate Services (Nominees) Ltd.     Essex Nominees Limited

Per:                                             Per:



--------------------------                       -----------------------------



                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART)

                    CONSENT RESOLUTIONS OF THE DIRECTORS OF

                        TRIPLE EIGHT MINERAL CORPORATION
                                (the "Company")

      The following Resolutions having been consented to in writing by all the Directors of the Company shall be deemed to have the same force and effect as if passed at a meeting of Directors duly called and properly constituted for the transaction of business:


WHEREAS:

A. Robin Dow has resigned as a Director and Officer of the Company effective March 27, 1997.


BE IT RESOLVED THAT:

1. The resignation of Robin Dow as a Director and Officer of the Company be accepted, and that effective the date of these resolutions, he shall no longer be a Director or Officer of the Company.


DATED AS OF the 27th day of March, 1997.



                                                  /s/ Ken Z. Cai
--------------------------                        ---------------------------
Donald S. Hicks                                   Ken Z. Cai


/s/ John Pugsley                                  /s/ Kiana Delamare
--------------------------                        ---------------------------
John Pugsley                                      Kiana Delamare


Abstained from voting
--------------------------
Robin Dow


East Asia Corporate Services (Nominees) Ltd.     Essex Nominees Limited

Per:                                             Per:



--------------------------                       -----------------------------



                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART)

                    CONSENT RESOLUTIONS OF THE DIRECTORS OF

                        TRIPLE EIGHT MINERAL CORPORATION
                                (the "Company")

      The following Resolutions having been consented to in writing by all the Directors of the Company shall be deemed to have the same force and effect as if passed at a meeting of Directors duly called and properly constituted for the transaction of business:


WHEREAS:

A. Robin Dow has resigned as a Director and Officer of the Company effective March 27, 1997.


BE IT RESOLVED THAT:

1. The resignation of Robin Dow as a Director and Officer of the Company be accepted, and that effective the date of these resolutions, he shall no longer be a Director or Officer of the Company.


DATED AS OF the 27th day of March, 1997.



                                                  /s/ Ken Z. Cai
--------------------------                        ---------------------------
Donald S. Hicks                                   Ken Z. Cai



--------------------------                        ---------------------------
John Pugsley                                      Kiana Delamare


Abstained from voting
--------------------------
Robin Dow


East Asia Corporate Services (Nominees) Ltd.     Essex Nominees Limited

Per: For and on behalf of                        Per: For and on behalf of
     EAST ASIA CORPORATE SERVICES                     ESSEX NOMINEES LIMITED
     (NOMINEES) LTD.

/s/  [ILLEGIBLE]                                 /s/  [ILLEGIBLE]
--------------------------                       -----------------------------
Authorized Signature(s)                          Authorized Signature(s)


                 (THIS RESOLUTION MAY BE SIGNED IN COUNTERPART)

                                                                     EXHIBIT 3c

                             COOPERATION AGREEMENT
                          REGARDING THE DEVELOPMENT OF
                     THE CHANGBA-LIJIAGOU LEAD-ZINC DEPOSIT

THIS AGREEMENT is executed on the 18th day of October, 1996, in Baiyin City, Gansu Province, China.

BETWEEN:

        MINCO MINING & METALS CORPORATION
        a public corporation incorporated under the laws of British Columbia (referred to herein as "MINCO")

        REGISTERED ADDRESS:             1870-401 W. Georgia St., Vancouver
                                        BC Canada V6B 5A1

        AUTHORIZED REPRESENTATIVE:      Mr. Ken Z. Cai, the President of MINCO

        PHONE: (604) 688-8002;          FAX: (604) 688-8030

AND:

        BAIYIN NON-FERROUS METALS COMPANY

        a corporation incorporated under the laws of the People's Republic of China (referred to herein as "BAIYIN")

        REGISTERED ADDRESS:             Baiyin City, Gansu Province, China

        AUTHORIZED REPRESENTATIVE:      Mr. Shichang Ren, the Deputy General
                                        Manager of BAIYIN

        PHONE: (09430) 812-171;         FAX: (09430) 223-449

        (collectively, the "PARTIES", or individually a "PARTY")

WHEREAS:

1. BAIYIN has established an enterprise to mine and process the Changba lead-zinc deposit and has been authorized and approved by China National Non-Ferrous Metals Industries Corporation ("CNNC") to develop the Lijiagou lead-zinc deposit.

2. BAIYIN has been authorized by CNNC to seek various sources of capital (including foreign capital and investment) to develop and exploit the large Changba-Lijiagou lead-zinc deposits (the "PROJECT"). CNNC has agreed in principle to permit foreign investors to acquire the majority interest in the joint venture enterprise to be established for the Project.

3. BAIYIN faxed to MINCO invitations for a site visit for purposes of discussing a joint venture for the Project in August, 1994 and April, 1995, respectively. After receiving such invitations and a summary of geological data related to the Project, MINCO visited BAIYIN three times during each of May 1995, October 1995, and May 1996 respectively and the Parties signed a letter of intent (the "LETTER OF INTENT") pursuant to which they would cooperate to develop and exploit jointly the Changba-Lijiagou lead-zinc deposits.

4. In October 1995, MINCO visited CNNC in Beijing and had friendly discussions with CNNC concerning the Project.

5. On the basis of mutual exchanges of views, extensive discussions and negotiation, MINCO conducted a preliminary evaluation and later a detailed assessment (the "DETAILED ASSESSMENT") of the Project and concluded that the Project has high geological potential, favorable geological characteristics, and very good infrastructure conditions. Accordingly and subsequently, MINCO expressed strong interest in the Project.

6. The Parties conducted further discussions and negotiations during October 15-18, 1996 at the offices of Baiyin. MINCO provided BAIYIN the report of the Detailed Assessment and a computerized database of the Changba-Lijiagou deposits. After friendly discussions and negotiations, both Parties are willing to enter into this Cooperation Agreement (the "AGREEMENT").

NOW THEREFORE, in consideration of the premises set out above, and the mutual promises set out below, BAIYIN and MINCO agree as follows:

1.0- ESTABLISHMENT OF THE JOINT VENTURE

1.1 The Parties agreed to establish a Co-operative joint venture (the "JOINT VENTURE") constituted as a separate legal person for the Project.

1.2 The Joint Venture shall have limited liability. Both Parties will make contributions to, and share the risk and profits of, the Joint Venture in accordance with their respective beneficial interests in the Joint Venture.

1.3 The term of the Joint Venture shall be thirty (30) years such period to be extendible upon mutual agreement between the Parties if the circumstances so warrant.

1.4 The purpose of the Joint Venture is to develop and exploit jointly the Changba-Lijiagou deposits on the basis of mutual benefits. The Parties will each use their respective advantages including mineral resources, capital, and technology, to achieve satisfactory profitability to both Parties.

1.5 The business scope of the Joint Venture is to explore, develop, exploit, and process mineral resources using an integrated mining company model which combines exploration, development, and production. In addition to the exploration and exploitation on the area covered by the existing mining license or the potentially acquired mining license, the Joint Venture will apply for the exploration permit which will cover, including but not limited to, the strike and dip extension of the ore bodies to be mined at the Changba-Lijiagou deposits, and adjacent ore bodies in Lijiagou area.

2.0- OPERATION AND MANAGEMENT OF THE JOINT VENTURE

2.1 The Joint Venture will be managed by the board of directors which will possess the highest authority over the operation and management of the Joint Venture. Each Party will appoint a number of directors in proportion with its relative beneficial interest in the Joint Venture. The Chairman of the board of directors shall be appointed by the controlling shareholder.

2.2 The day-to-day operation of the Joint Venture will be managed by the general manager which shall be appointed and controlled by the board of directors.

3.0-  JOINT VENTURE AREA AND PRODUCT SCHEMES

3.1 Three joint venture alternatives for the joint venture scope were proposed initially under the Letter of Intent. After further assessment, both Parties agreed that the area for the Joint Venture (the "JOINT VENTURE AREA") includes:

1)    the Changba open-pit mine, including phases I and II;
2) deep Changba outside and beneath the ultimate designed boundary of the Changba open-pit mine;
3)    the Lijiagou deposit; and
4)    the joint area between the Changba and Lijiagou deposits.

The Parties further agreed that the Joint Venture shall exercise its best efforts to acquire the exploration permit for the area surrounding the Changba and Lijiagou deposits. If such exploration permit is obtained, the Joint Venture would conduct mineral exploration on the permitted area and enjoy the results and benefits from the exploration. Neither BAIYIN nor MINCO shall conduct such exploration for its own benefit.

3.2 The initial cooperation area includes the Changba open mine and the Lijiagou deposit. The initial mining and milling capacity is 5,000 and 6,000 tonnes of ore per day. The Parties currently expect the capacity to increase to 8,000 tonnes of ore per day.

3.3 The Parties agree to use the product from the Joint Venture either to produce concentrate for sale or to produce metals or metals products for sale through custom smelting.

4.0-  BENEFICIAL INTEREST AND CONTRIBUTIONS TO THE JOINT VENTURE

4.1 The Parties agree that MINCO will be the controlling shareholder of the Joint Venture. The beneficial interest in the Joint Venture is determined as sixty percent (60%) for MINCO and forty percent (40%) for BAIYIN.

4.2 The contributions to be made to the Joint Venture by each Party are as follows:

4.2.1 BAIYIN shall contribute the mining rights of the Joint Venture Area; the land using rights; the net values of the total assets at Changba-Lijiagou (including fixed assets, moveable assets, projects under construction, and other assets) (collectively referred to herein as the "BAIYIN'S CONTRIBUTION"). The Value of BAIYIN's Contribution shall be determined by the Parties, qualified independent evaluators, and the state asset and mineral administration authorities of the People's Republic of China.

4.2.2 MINCO shall contribute capital in foreign currency and advanced equipment, the value of which shall be determined by the Parties, qualified independent evaluators, and commercial and custom authorities of the People's Republic of China.

5.0-  CO-OPERATION PROCEDURE

5.1 In order to promote the Project in a timely fashion, the Parties agreed to use the following procedure:

1) After the execution of this Agreement, BAIYIN will prepare a detailed application for the Joint Venture in a timely fashion based on the information and reports provided by the Parties, and then apply to the appropriate Chinese government authorities for approval of the Joint Venture (the "JOINT VENTURE APPROVAL"). BAIYIN will inform MINCO in a timely fashion once the Joint Venture Approval has been obtained.

2) When the Joint Venture Approval has been obtained, BAIYIN, assisted by MINCO, shall compile the proposal and preliminary feasibility study for the Joint Venture and apply to the appropriate Chinese government authorities for approval (the "JV PROPOSAL APPROVAL").

3) When the JV Proposal Approval has been obtained, both Parties will jointly prepare a feasibility study of the Joint Venture (the "JOINT VENTURE FEASIBILITY STUDY"). When such Joint Venture Feasibility Study has been completed, BAIYIN shall apply to the appropriate Chinese government authorities for approval of such Joint Venture Feasibility Study (the "JOINT VENTURE FEASIBILITY STUDY APPROVAL").

4) When the Joint Venture Feasibility Study Approval has been obtained, both Parties will negotiate in good faith and execute a preliminary joint venture contract (the "PRELIMINARY JVC") which shall set out in detail the rights and obligations of the Parties in respect of the Joint Venture.

5) When the Preliminary JVC has been executed, the Parties shall jointly conduct preliminary works (the "PRELIMINARY WORKS") on the property to advance the Project to meet the conditions of feasibility study of the Project, including underground exploration, hydrological and engineering assessment, metallurgical testing, environmental evaluation, and asset appraisal.

6) When the Preliminary Works have been completed, the Parties will jointly conduct a technical feasibility study (the "TECHNICAL FEASIBILITY STUDY") of the Project, including Chinese feasibility study, preliminary mine design and construction design. MINCO will play a leading role for the Feasibility Study with the participation of Lanzhou Engineering & Research Institute of Non-Ferrous Metallurgy of CNNC.

7) If the conclusion of the Technical Feasibility Study is that the Project meets the investment criteria and is economically and socially attractive to both of the Parties, then the Parties shall negotiate in good faith and execute a formal joint venture contract (the "JOINT VENTURE CONTRACT") and articles of association for the Joint Venture. BAIYIN shall then apply to the appropriate Chinese government authorities for approval of the Joint Venture Contract.

8) When the Joint Venture Contract has been approved, BAIYIN shall obtain business licenses from the appropriate Chinese government authorities to establish the Joint Venture. MINCO shall provide all reasonable assistance to BAIYIN.

9) When the Joint Venture is established, both Parties shall carry out the Project pursuant to the terms of the Joint Venture Contract and the Articles of Association.

5.2 The Parties agree that the expenditures incurred for the Preliminary Works and for the Technical Feasibility Study (as defined in section 5.1 (6)) will be contributed by both Parties in proportion to their respective relative beneficial interests (i.e. MINCO 60% and BAIYIN 40%). If the Project is unsuccessful, both Parties will assume their respective expenditures as a loss pursuant to a risky investment and neither Party shall be compensated by the other Party. If the Project is successful, the expenditures incurred respectively by each of the Parties will be credited as part of each Party's respective capital contribution to the Joint Venture.

6.0-CLEARING LOCAL MINERS

The Parties acknowledge and agree that it is critical to the success of the Joint Venture, and a condition of further investment by MINCO in the Project, that the mining activities being conducted by the local farmers on the Joint Venture Area be stopped peacefully and permanently and without leaving any hidden unresolved issue which could later adversely affect the Joint Venture.

7.0-EXCLUSIVE NEGOTIATION AND INVESTMENT RIGHTS

7.1 By this Agreement, BAIYIN grants and guarantees to MINCO the exclusive rights to negotiate and to invest in the Project.

7.2     Both Parties further agree that:

1) BAIYIN shall have right to invite other Chinese enterprises (non-foreign) to invest in the Project and participate in its 40% interest provided that all Chinese investors collectively shall form a single entity which will be the sole Chinese shareholder to participate in the Joint Venture.

2)      MINCO shall have right to invite other foreign enterprises
        (non-Chinese) to invest in the Project and participate in its 60% interest provided that all the non-Chinese investors shall form a single entity which will be the sole non-Chinese shareholder to participate in the Joint Venture.

8.0-OTHER PROMISES OF THE PARTIES

8.1 The Parties agree that the Joint Venture shall conduct the Project under the environmental standards not lower than the requirements of the Chinese environmental laws and regulations. BAIYIN promised that the Joint Venture shall not be responsible for any environmental liability of BAIYIN's operations incurred before the creation of the Joint Venture.

8.2 MINCO promised that BAIYIN shall have exclusive concentrate purchasing rights or custom smelting rights if BAIYIN can match the same terms of sales prices of concentrates or custom smelting charges, final product quality, and processing time in case of custom smelting.

8.3 Both Parties promised to preserve the confidentiality of all information (the "INFORMATION") obtained from the other Party. Subject to the exception set out at the end of this section, neither Party shall disclose such Information to any third party without consent from the other Party. If this Agreement, or any successor agreement, is terminated, each Party shall return to the other Party all such Information. However, each Party can disclose such Information to its respective regulatory authorities (including government authorities, security commissions, and stock exchanges, etc.), joint venture partners, and third parties under contract to a Party to work on the Project.

8.4 Before the execution of the Joint Venture Contract, each of the Parties shall be responsible for its own expenses incurred related to the Project. If the Joint Venture is successfully established, then expenses actually incurred by each of the Parties shall be credited as part of the capital contribution to the Joint Venture.

8.5 The Joint Venture shall use the Project as a starting point to develop a long-term cooperation between the Parties in a wider area. Both Parties agree that if circumstances warrant, the Joint Venture can be listed on the Chinese and foreign stock exchanges (e.g. Toronto Stock Exchange) in order to attract more international investors, widen the capital sources, and achieve strategic growth of the Joint Venture.

9.0-GENERAL

9.1 If the contents of this Agreement have any conflict with the Letter of Intent and the memorandum of understanding previously signed, the terms of this Agreement shall prevail.

9.2 This Agreement is written in duplicate in both Chinese and English, with both texts having equal authority.

9.3 Each of the Parties acknowledge the receipt of one executed copy of the English version of this Agreement and of one executed copy of the Chinese version of this Agreement. The English version of this Agreement may be executed in counterparts and transmitted by facsimile transmission. A copy which has been executed in counterparts and transmitted by facsimile transmission shall have equal authority as an originally executed copy.

IN WITNESS WHEREOF the Parties have dully executed this Cooperation Agreement as evidenced by each signature below.

BAIYIN NON-FERROUS METALS COMPANY

LEGAL REPRESENTATIVE:


---------------------------------------------
Ziming Cai, General Manager


AUTHORIZED REPRESENTATIVE:


---------------------------------------------
Shichang Ren, Deputy General Manager


MINCO MINING AND METALS CORPORATION

LEGAL REPRESENTATIVE:


/s/ Peter Tsaparas
---------------------------------------------
Peter Tsaparas, Chairman of the Board


AUTHORIZED REPRESENTATIVE:


---------------------------------------------
Ken Z. Cai, President and CEO